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                                                                    Exhibit 99.2

[IMS HEALTH LOGO]                                                [TRIZETTO LOGO]

                                      News
                              For Immediate Release

Contact: Michael Gury                         Jodi Amendola
         IMS HEALTH Communications            TriZetto Communications
         (203) 222-4230                       (480) 657-9966


         Jack Walsh                           Ethan Denkensohn
         IMS HEALTH Investor Relations        TriZetto Investor Relations
         (203) 222-4250                       (212) 213-0006



                IMS HEALTH AND TRIZETTO IN DISCUSSIONS REGARDING
                            TRANSACTION ALTERNATIVES


WESTPORT, CT, April 18, 2000 - IMS HEALTH (NYSE:RX) and The TriZetto Group, Inc. (NASDAQ:TZIX) today jointly announced that they are in discussions regarding transaction structure options. In a pro-active move designed to be responsive to shareholders, the two companies are evaluating potential alternatives. TriZetto is a leading provider of vertical, Internet-enabled application services and business portals to the healthcare industry. IMS HEALTH is the world's leading provider of information solutions to the pharmaceutical and healthcare industries.

         There can be no assurance that any development or definitive agreement will materialize as a result of these discussions. IMS HEALTH and TriZetto do not expect to make any further announcements about alternatives unless and until a definitive agreement is reached.

                                      # # #

April 18, 2000

This press release may contain forward-looking information (statements that are not historical facts and relate to future performance) that involves risks and uncertainties. The forward-looking statements
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are made pursuant to the Safe Harbor provisions of the Private Securities
Litigation Reform Act of 1995. These forward-looking statements may include statements about future net revenues, profits, and financial results, the market for TriZetto's services, future service offerings, client and partner relationships, and TriZetto's operational capabilities. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the effectiveness of TriZetto's implementation of its business plan, the market's acceptance of TriZetto's services, risks associated with management of growth, reliance on third parties to supply key components of TriZetto's services, attraction and retention of employees, variability of quarterly operating results, including the effects of the client purchasing patterns due to Year 2000 issues, competitive factors, risks associated with acquisitions, changes in demand for third party products or solutions, which form the basis of TriZetto's service offerings, and risks associated with rapidly changing technology, as well as the risks identified in TriZetto's SEC filings, including information under the heading of risk factors in its Form S-1 filed in October 1999.

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS HEALTH believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS HEALTH to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks, (ii) to the extent IMS HEALTH seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and ventures on satisfactory terms, (iii) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, (iv) regulatory, legislative and enforcement initiatives, particularly in the areas of medical privacy and tax, and (v) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS HEALTH's customers operate. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company made from time to time with the Securities and Exchange Commission.